POWER OF ATTORNEY
FOR
EXECUTING SECTION 16 FORMS, FORM 144 AND SCHEDULES 13D AND 13G

Know all by these presents, that the undersigned hereby constitutes and appoints Robert S. Silberman, Mark C. Brown, and Viet D. Dinh, separately and each acting in his own right, the true and lawful attorney-in-fact of the undersigned to:

(1)
execute for and on behalf of the undersigned (a) Forms 3, 4 and 5, and any amendments thereof, in order to comply with the requirements of Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (b) Form 144,  and (c) Schedules 13D and 13G, and any amendments thereto, in order to comply with the requirements of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, Form 14 or Schedule 13D or 13G (including any amendments thereof), and the timely filing of such forms or schedules with the United States Securities and Exchange Commission and any stock exchange or applicable regulatory authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such customary form and shall contain such customary terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Strayer Education Inc. and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and agrees to reimburse Strayer Education, Inc. and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Strayer Education, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26 day of April, 2011.

/s/ John T. Casteen, III
Signature

Print Name:	John T. Casteen, III